VOXCOM HOLDINGS, INC.
                              Amended and Restated
                  Certificate of Designations, Preferences and
                            Rights of Preferred Stock
                     By Resolution of the Board of Directors

         I, Donald G. McLellan, President and Secretary, of Voxcom Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 and
78.1955 of the Nevada Revised Statutes thereof, DO HEREBY CERTIFY:
         That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation (or an amendment thereto) of said Corporation, said Board of Directors, at a meeting duly held on June 15, 1998, adopted an Amendment and Restatement of the Certificate of Preferences and Rights of Preferred Stock providing for the issuance of a series of Three Hundred Fifty Thousand (350,000) shares of Series B Preferred Stock, which resolution is as follows:
                  WHEREAS, pursuant to the authority of the Board of Directors in accordance with its Articles of Incorporation, the Corporation created on June 11, 1998, a series of Preferred Stock known as the Series A Preferred Stock; and

                  WHEREAS, the Corporation had previously created in December 1997, a series of Preferred Stock known as the Series A Preferred Stock; and

                  WHEREAS, the Corporation wishes to completely amend and restate the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock filed on June 11, 1998, it is therefore,

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the Corporation's Series A Preferred Stock filed on June 11, 1998 which contained the dividend rate, rights of redemption, conveyance rights, prices at which shares of such series may be redeemed and other features as set forth on Exhibit A to these minutes, is hereby amended and restated in its entirety by the

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         statement of rights and preferences contained in the Amendment and
         Restatement contained in Exhibit B hereto; and

                  RESOLVED FURTHER, that the Series A Preferred Stock created on June 11, 1998 is hereby redesignated in the amendment hereby as Series B Preferred Stock, and

                  RESOLVED FURTHER, that the Series A Preferred Stock created by Certificate of Designations, Rights and Preferences in December 1997 is unaffected by the filing on June 11, 1998 and the filing hereby, and

                  RESOLVED FURTHER, that after the filing hereof, there shall be two series of Preferred Stock outstanding, the Series A Preferred Stock created in December 1997 and the Series B Preferred Stock having the rights and preferences set forth on Exhibit B, and

                  RESOLVED FURTHER, that no shares of Preferred Stock have been issued pursuant to the Certificate of Designation, Rights and Preferences filed on June 11, 1998. IN WITNESS WHEREOF, said Voxcom Holdings, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Donald G. McLellan, its President and Secretary this 17th day of June, 1998.

                                              /S/ Donald G. McLellan
                                         By:  ---------------------------------
                                              Donald G. McLellan, President and
                                              Secretary

STATE OF TEXAS                   ss.
                                 ss.
COUNTY OF DALLAS                 ss.

         On June 17, 1998 personally appeared before me, a Notary Public, Donald
G. McLellan, President and Secretary, of Voxcom Holdings, Inc., who acknowledged that he executed the above instrument on behalf of said corporation.

                                              /s/ Lori Scott
                                              ----------------------------------
                                                  Notary Public, State of Texas
(Seal)

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                                    EXHIBIT A

                            SERIES A PREFERRED STOCK

     Following is a statement of the original rights and preferences of the Series A Preferred Stock as filed on June 11, 1998, none of which were issued, that is superseded in its entirety by the right and preferences set forth in Exhibit B.

     1. Voxcom Holdings, Inc. (the "Company") establishes a series of Preferred Stock pursuant to the authority contained in the Articles of Incorporation of the Company, to be known as Series A Preferred Stock, par value $0.0001 per share.

     2. There shall be authorized the issuance of 350,000 shares of Series A Preferred Stock.

     3. The issue price of Series A Preferred Stock shall be $10.00 per share, (the "Issue Price") issuable in exchange for cash.

     4. A dividend shall be payable in cash on Series A Preferred Stock, in the annual amount of 5% of the Issue Price, payable quarterly on January 1, April 1, July 1 and October 1, of each year, beginning July 1, 1998, in cash or, at the option of the Company, in shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") at a rate equal to the Conversion Rate (as defined herein) in effect as of the payment date. Such dividends shall be cumulative from the date of issue, so that no dividend (other than a dividend payable in Common Stock of the Company) or other distribution shall be paid or declared or made, and no amounts shall be applied to the purchase or redemption of the Common Stock or any other class of stock or series of Preferred Stock ranking equal or junior to the Series A Preferred Stock as to dividends unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Series A Preferred Stock.

     5. In the event of any dissolution, liquidation or winding up of the Company, whether voluntarily or involuntarily, the holders of Series A Preferred Stock, without any preference among them, shall be entitled to receive in cash out of the assets of the Company, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock, an amount equal to the aggregate Issue Price of their shares, together, in all cases, with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. After payment to the holders of the Series A Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series A Preferred Stock will have no other rights or claims to any of the remaining assets of the Company, either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger, consolidation or reorganization of the Company into or with, any other company, or the purchase or redemption by the Company of any shares of any class of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

     6. So long as full cumulative dividends on all outstanding shares of Series A Preferred Stock for all dividend periods have been paid or declared and set apart for payment and subject to any applicable requirements of Nevada law, then following satisfaction of such conditions, the Company may, at its option, from time to time redeem the whole or any part of the shares of Series A Preferred Stock, and the redemption price thereof shall be equal to 120% of the Issue Price of the shares so redeemed, plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. The Company may only redeem outstanding shares of Series A Preferred Stock after giving each record holder of Series A Preferred Stock at such holder's last address, as shown on the records of the Company, at least twenty (20), but not more than fifty (50), days' notice thereof in writing by mail, postage prepaid. Except as may be limited herein, all such redemptions of Series A Preferred Stock shall be effected in accordance with any procedure for redemptions set forth in the General Corporation Law of the State of Nevada. Shares of Series A Preferred Stock which are redeemed shall be restored to the status of authorized but unissued shares.

     On or before the date fixed for redemption, the Company, if it elects to call such shares for redemption, shall provide for payment of a sum sufficient to redeem the shares called for redemption either (1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (2) by depositing such sum in a bank or trust company as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Series A Preferred Stock called for redemption. From and after the date fixed for redemption, (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accumulate, (c) such setting aside or deposit shall be deemed to constitute full payment of the shares, (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and
(f) the holders thereof shall have no rights with respect thereto, except the right to receive their proportionate shares of the fund set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest accrued on funds set aside pursuant hereto or deposited shall belong to the Company. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Company the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

     7. Holders of the Series A Preferred Stock shall have no right to cause redemption of the Series A Preferred Stock by the Company.

     8. Except as provided by law or as set forth herein, the holders of Series A Preferred Stock shall not have any right to vote for any purpose or on any matter whatsoever. Holders of

Series A Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Company at which they are not entitled to vote.

     9. The holders of shares of any and all series of Series A Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to the Company's Articles of Incorporation, and their consent shall be required for any action of the Board of Directors, if such amendment or action would (i) increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, (ii) increase or decrease the Issue Price of shares of Series A Preferred Stock, (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Series A Preferred Stock, (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series A Preferred Stock, (v) change the designations, preferences, limitations, or relative rights of the Series A Preferred Stock herein, (vi) change the shares of Series A Preferred Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes, or (vii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Series A Preferred Stock, and no such proposed amendment or action shall be deemed to have been adopted and approved without the affirmative vote or consent of holders of a majority of shares of Series A Preferred Stock then outstanding.

     10. Subject to and upon compliance with the provisions hereof, each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time prior to the dated fixed for redemption, to convert all or any portion (in minimum increments of $25,000 per exercise if for less than all shares owned) of the Issue Price of shares of Series A Preferred Stock into shares of Common Stock (the "Common Stock") of the Company at a conversion price per share of Common Stock equal to the lesser of (i) the average bid price of the Common Stock in the over-the-counter market for the five trading days preceding the closing of the issuance of the Series A Preferred Stock, or (ii) 80% of the average bid price of the Common Stock in the over- the counter market for the five trading days preceding the date upon which notice of conversion is given (referred to herein as the "Conversion Price").

     The Conversion Price and number of common shares issuable upon conversion shall be adjusted to take into account any and all increases or reductions in the number of shares of Common Stock outstanding which may have occurred since the date of issuance of the Series A Preferred Shares by reason of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the Series A Preferred Shares, and provided further that when such adjustment is required, no notice of redemption shall be given until such amendment and adjustment shall have been accomplished.

     Upon any conversion by a holder of all shares of Series A Preferred Stock, cumulative unpaid dividends shall be paid to the holder concurrently with the presentation of the shares for conversion. Upon any conversion of less than all shares owned by such holder, cumulative unpaid dividends on such portion not converted shall remain payable and shall be paid on the next scheduled dividend payment date. Upon conversion of all or a part of the outstanding Series A

Preferred Shares, the Series A Preferred Shares surrendered for conversion shall be canceled and returned to the status of authorized but unissued shares. Under no circumstances shall the Company be obligated to issue any fractional shares.

     In order to exercise the conversion privilege, the holder of Series A Preferred Stock shall present the shares to the Company at its office, accompanied by written notice to the Company that the holder elects to convert all or a portion of Series A Preferred Stock. Such notice shall also state the name or names (with the address or addresses) in which the certificate or certificates representing Common Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the presentation of the Shares of the Series A Preferred Stock, the Company shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of common stock issuable upon the conversion of Series A Preferred Shares (or portion hereof), and provision shall be made for any fraction of a Unit as provided above. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company, and the shares of Series A Preferred Stock shall have been presented as aforesaid, and conversion shall be at the Conversion Price in effect at such time, and at such time the rights (other than rights in respect of accrued dividends) of the holder of the shares of Series A Preferred Stock as such holder shall cease (to the extent the shares of Series A Preferred Stock are so converted) and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. Upon conversion by a holder of only a part of the shares of Series A Preferred Stock held by such holder, new shares of Series A Preferred Stock representing the shares not converted shall be issued in the name of such holder. Notwithstanding the holder's designation of names in which shares of Common Stock are to be issued, nothing contained in this Section shall permit the holder of the Series A Preferred Shares to make any transfer or assignment of its rights hereunder which is otherwise prohibited by the Series A Preferred Shares or by law.

                                    EXHIBIT B

                            SERIES B PREFERRED STOCK


     1. Creation of Series. Voxcom Holdings, Inc. (the "Company") establishes a series of Preferred Stock pursuant to the authority contained in the Articles of Incorporation of the Company, to be known as Series B Preferred Stock, par value $0.0001 per share.

     2. Authorized Shares. There shall be authorized the issuance of 350,000 shares of Series B Preferred Stock.

     3. Issue Price. The issue price of Series B Preferred Stock shall be $10.00 per share, (the "Issue Price") issuable in exchange for cash.

     4. Dividends. A dividend shall be payable in cash on Series B Preferred Stock, in the annual amount of 5% of the Issue Price, payable quarterly on January 1, April 1, July 1 and October 1, of each year, beginning July 1, 1998, in cash or, at the option of the Company, in shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") at a rate equal to the Conversion Rate (as defined herein) in effect as of the payment date. Such dividends shall be cumulative from the date of issue, so that no dividend (other than a dividend payable in Common Stock of the Company) or other distribution shall be paid or declared or made, and no amounts shall be applied to the purchase or redemption of the Common Stock or any other class of stock or series of Preferred Stock ranking equal or junior to the Series B Preferred Stock as to dividends unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Series B Preferred Stock.

     5. Preference. In the event of any dissolution, liquidation or winding up of the Company, whether voluntarily or involuntarily, the holders of Series B Preferred Stock, without any preference among them, shall be entitled to receive in cash out of the assets of the Company, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock, an amount equal to the aggregate Issue Price of their shares, together, in all cases, with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. After payment to the holders of the Series B Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series B Preferred Stock will have no other rights or claims to any of the remaining assets of the Company, either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger, consolidation or reorganization of the Company into or with, any other company, or the purchase or redemption by the Company of any shares of any class of its Series B Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

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



     6. Company Redemption.

     6.1 Right to Redeem. So long as full cumulative dividends on all outstanding shares of Series B Preferred Stock for all dividend periods have been paid or declared and set apart for payment and subject to any applicable requirements of Nevada law, then following satisfaction of such conditions, the Company may, at its option, from time to time redeem the whole or any part of the shares of Series B Preferred Stock for cash, and the redemption price (the "Redemption Price") thereof shall be equal to 120% of the Issue Price of the shares so redeemed, plus the amount of unpaid accumulated dividends, if any, to the date such Redemption Price is paid to the holder. The redemption option shall be exercisable upon and by the Company's providing written notice (the "Redemption Notice") to the holders of Series B Preferred Stock at least five
(5) business days and not more than ten (10) business days prior to the payment of the Redemption Price (the "Redemption Date"). The holder shall have the right to convert any or all of the shares included in the Redemption Notice by giving a notice of conversion within five (5) business days after its receipt of the Redemption Notice. If such conversion notice is given, such conversion will take precedence over the Redemption Notice.

     6.2 Partial Redemption. In the event of any redemption of only a part of the outstanding Series B Preferred Stock, the Company shall effect such redemption pro rata among all the holders of the then outstanding Series B Preferred Stock based on the number of shares of such stock held by each holder.

     6.3 Redemption Procedure. At least five (5) but not more than ten (10) business days prior to the Redemption Date, the Redemption Notice shall be mailed, via next day delivery, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series B Preferred Stock to be redeemed at such holder's address appearing on the stock record books of the Company, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and that such holders' Conversion Rights (as set forth in Section 10 hereof) as to such shares have terminated and calling upon such holder to surrender to the Company, in the manner and at the place designated in the Redemption Notice, such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificates or certificates as the record owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Series B Preferred Stock of the Company (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata among the holders of such shares to be redeemed. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Company are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.

     6.4 Payment. At least one (1) day prior to the Redemption Date, the Company shall deposit the Redemption Price of all outstanding shares of Series B Preferred Stock designated for redemption in the Redemption Notice with a bank or trust company having aggregate capital and surplus in excess of One Hundred Million Dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption, and not yet redeemed. Simultaneously, the Company shall deposit irrevocable instructions and authority to such bank or trust company to immediately confirm the receipt of such deposit to the holders of the Series B Preferred Stock being redeemed hereunder and pay (by write transfer or otherwise as such holders shall direct), on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series B Preferred Stock to the holders thereof upon surrender of their certificates. In the event the Company fails to comply with the provisions of this Section 6 the Company's redemption shall be canceled and any further right to redeem the Series B Preferred Stock hereunder shall immediately cease and terminate and be of no further force or effect. Any monies deposited by the Company pursuant to this Section 6.4 remaining unclaimed the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Company, provided that the stockholder to whom such monies would be payable shall be entitled, upon proof of his ownership of the Series B Preferred Stock and payment of any bonds requested by the Company, to receive such monies but without interest from the Redemption Date.

     7. Redemption by Holders. Except as may be specified in an agreement executed by the Company, holders of the Series B Preferred Stock shall have no right to cause redemption of the Series B Preferred Stock by the Company.

     8. Voting. Except as provided by law or as set forth herein, the holders of Series B Preferred Stock shall not have any right to vote for any purpose or on any matter whatsoever. Notwithstanding the foregoing, holders of Series B
Preferred Stock shall be entitled to receive notice of any meeting of stockholders of the Company, including meetings at which they are not entitled to vote.

     9. Permitted Voting. The holders of shares of any and all series of Series B Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to the Company's Articles of Incorporation, and their consent shall be required for any action of the Board of Directors, if such amendment or action would (i) increase or decrease the aggregate number of authorized shares of Series B Preferred Stock, (ii) increase or decrease the Issue Price of shares of Series B Preferred Stock, (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Series B Preferred Stock, (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series B Preferred Stock, (v) change the designations, preferences, limitations, or relative rights of the Series B Preferred Stock herein, (vi) change the shares of Series B Preferred Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes, or (vii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Series B Preferred Stock, and no such proposed amendment or action shall be deemed to have been adopted and approved without the affirmative vote or consent of holders of a majority of shares of Series B Preferred Stock then outstanding.

     10. Conversion.

     10.1 Conversion Price. Subject to and upon compliance with the provisions hereof, each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, at any time prior to the dated fixed for redemption, to convert all or any portion (but at least $10,000 per exercise if for less than all shares owned) of the Issue Price of shares of Series B Preferred Stock into shares of Common Stock (the "Common Stock") of the Company at a conversion price per share of Common Stock (the "Conversion Price") equal to the lesser of (i) the average closing bid price of the Common Stock in the over-the-counter market for the five trading days preceding the closing of the issuance of the Series B Preferred Stock (the "Fixed Conversion Price"), or (ii) 80% of the average closing bid price of the Common Stock in the over-the counter market for the five trading days preceding the date upon which notice of conversion is given.

     10.2 Adjustments.

     10.2.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time effect a subdivision of the outstanding shares of Common Stock (or other securities into which the Series B Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Company shall at any time combine the outstanding shares of Common Stock (or other securities into which the Series B Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such combination shall be proportionately increased.

     10.2.2 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock (or other securities into which the Series B Preferred Stock may be converted) shall at any time be reclassified or otherwise changed, whether by reorganization, spin off, reclassification or otherwise (other than by a merger, consolidation or sale of assets described in Section 10.2.3), then, and in each such event, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities or property which the holder of that number of shares of Common Stock (or other securities into which such share of Preferred

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Stock shall be convertible  immediately prior to such event would be entitled to receive upon the occurrence of such event.

     10.2.3 Merger, Consolidation and Sale of Assets. If the Company shall at any time merge or consolidate with or into another Company (other than where the Company is the surviving Company and there is no reclassification or change in the Common Stock or other securities into which the Series B Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made to assure that the holders of Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock and other securities or property of the Company, or of the successor Company resulting from such merger, consolidation or sale, that the holders of that number of shares of Common Stock (or other securities) into which the Preferred Stock shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale. In every such case, appropriate adjustment shall be made in application of the provisions of this Section 10 with respect to the rights of the holders of Series B Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 10 (including adjustment of the Fixed Conversion Price then in effect and the kind and amount of shares or other property into which the Series B Preferred Stock may be converted) shall be applicable after that event, as nearly equivalent as may be practicable.

     10.2.4 Time of Adjustments to Conversion Price. All adjustments to the Fixed Conversion Price, unless otherwise specified herein, shall be effective as of the earlier of:

         (i)   the date of issue of the security causing the adjustment;
        (ii)   the effective  date of a division or  combination  of shares,  or
       (iii)   the record date of any action of holders of the Company's capital stock of any class taken for the  purpose  of  dividing  or combining shares or entitling stockholders to receive a distribution or dividends payable in Common Stock.

     10.2.5 Notice of Adjustments. In each case of an adjustment of the Fixed Conversion Price, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to each holder of Series B Preferred Stock affected by such adjustment.

     10.2.6 Duration of Adjusted Conversion Price. Following each adjustment of the Fixed Conversion Price, such adjusted Fixed Conversion Price shall remain in effect until a further adjustment of such Fixed Conversion Price hereunder.

     10.2.7 Minimum Adjustment. No adjustment of the Fixed Conversion Price shall be made in an amount less than One Cent ($0.01) per share (subject to appropriate adjustments for stock splits and stock dividends, and provided that at such time as events causing adjustments

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accumulating,  One Cent ($0.01) or more have occurred,  adjustments to the Fixed
Conversion Price shall be made).

     10.2.8 Notices of Record Date. In the event of any reclassification of or other change in the capital stock of the Company or any merger or consolidation of the Company, transfer of all or substantially all of the assets of the Company to any other person or voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holer of shares of Series B Preferred Stock, at least twenty (20) days prior to the record date of such event, a notice specifying the date on which such event is expected to become effective and the time, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event.

     10.2.9 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. The number of shares of Common Stock to which a holder of shares of Series B Preferred Stock shall be entitled shall be based on the aggregate number of shares of Series B Preferred Stock, then being converted by such holder. In lieu of any fractional shares to which such holder would otherwise be entitled, the Company shall pay cash equal to the fair market value of such fraction based on the closing bid price in the over-the-counter market on the date of conversion.

     10.2.10 Reservation of Stock Issuable upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other securities into which the Series B Preferred Stock may be converted), solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Common Stock (or other securities) as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock (or other securities) shall not be sufficient to effect the conversion of all the Series B Preferred Stock then outstanding, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities) to such number of shares as shall be sufficient for such purpose. If any shares of Common Stock reserved for the purpose of conversion of shares of Series B Preferred Stock require registration, qualification or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company will, in good faith, at its own expense and as expeditiously as possible, endeavor to secure such registration, qualification, listing or approval, as the case may be.

     10.2.11 Notices. Any notice required by the provisions of this Section 10 to be given to the holder of shares of Series B Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the United States mail, certified or registered, postage prepaid and addressed to each holder of record at such holder's address appearing on the stock record books of the Company.

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



     10.2.12 Payment of Taxes. The Company will pay all taxes and other governmental charges (other than taxes based on income) that may be imposed in respect of the issue or delivery of shares of Common Stock (or other securities or property) upon conversion of Series B Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     10.2.13 Status of Converted Stock. In case any shares of Series B Preferred Stock shall be converted pursuant hereto or redeemed pursuant to Section 6, the shares so converted or redeemed shall be canceled and the authorized number of shares of Series B Preferred Stock shall be reduced accordingly.

     10.3 Effects of Conversion. Upon any conversion by a holder of all shares of Series B Preferred Stock, cumulative unpaid dividends shall be paid to the holder concurrently with the presentation of the shares for conversion. Upon any conversion of less than all shares owned by such holder, cumulative unpaid dividends on such portion not converted shall remain payable and shall be paid on the next scheduled dividend payment date. Upon conversion of all or a part of the outstanding Series B Preferred Shares, the Series B Preferred Shares surrendered for conversion shall be canceled and returned to the status of authorized but unissued shares.

     10.4 Mechanics of Voluntary Conversion. The Company will permit any holder of Series B Preferred Stock to exercise its right to convert the Series B Preferred Stock by telecopying or delivering an executed and completed notice of conversion to the Company and to the Company's transfer agent, and by delivering, within five (5) business days thereafter, the original Series B Preferred Stock certificate being converted to the Company by express courier. The term "Conversion Date" means, with respect to any conversion elected by the holder of the Series B Preferred Stock, the date specified in the notice of conversion, provided the copy of the notice of conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date. The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Common Stock, issuable upon conversion of any Series B Preferred Stock (together with Series B Preferred Stock not being so converted) to the holder thereof via express courier, by electronic transfer or otherwise, within three (3) business days after (i) the business day on which the Company has received both the notice of conversion (by facsimile or other delivery) and the original Series B Preferred Stock certificate being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such times) or (ii) the date a dividend payment on the Series B Preferred Stock, which the Company has elected to pay by the issuance of Common Stock, as contemplated herein, was done.

     11. Severability of Provisions. If any voting powers, preferences and relative, participating, options, and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as such certificate may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so express herein.




                                     - 14 -